EXHIBIT 10.2


NEITHER THIS PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE
SECURITIES  ACT  AND  ALL  APPLICABLE   STATE   SECURITIES  LAW;  OR  (ii)  SUCH
REGISTRATION.



                           COMMERCIAL PROMISSORY NOTE


$125,000.00                                                 Dated: May ___, 2009


         FOR VALUE RECEIVED, Infinity Capital Group, Inc., a Maryland corporation (hereinafter "Maker"), promises to pay to _________________ (Holder), payment to be sent to ___________or such other place as the Holder may designate in writing, the principal sum of One Hundred Twenty Five Thousand Dollars and no/100 ($125,000.00), together with interest at ten percent (7%) per annum thereon, due 90 days from date hereof.

         Maker has the right to prepay this Note in whole or in part at any time during the term of this Note without premium or penalty.

         In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, or (v) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable, whereupon the entire unpaid principal balance of this Note, plus all unpaid interest accrued, shall at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

         If all or any part of the amount of this Note be declared due in accordance with the other provisions hereof, Notice of Default shall be given, in writing, to Maker, after five days of occurrence of default and Maker shall have 10 days after written Notice of Default, to cure the default plus reasonable legal fees and costs incurred, if any.


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         Except as  otherwise  provided  herein,  the  Maker  and all  sureties, guarantors and endorsers of this Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Note and as to each and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.

         It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

         Conversion Privilege: The Holder of this Note shall have the option, in its sole discretion, until maturity and extension if mutually agreed, to convert all or part of the principal balance and accrued interest of this Note to common stock of the Maker at $.40 per share. Upon receipt of Written Notice of Election, the stock will be issued to those persons listed in the Written Notice of Election provided by the Holder to Maker.

         In the event this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the Maker hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

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



         IN WITNESS WHEREOF, Maker has fully executed this Note as of the date first above written.

                                          Infinity Capital Group, Inc.



                                          by:______________________________
                                                Gregory H. Laborde, President





















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